SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2006 (August 25, 2006)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	00019774 (Commission File Number)	51-0303670 (IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into A Material Definitive Agreement.

(a)	Employment Agreement Amendments

The Company is a party to Employment Agreements, dated September 3, 2004, with Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, George R. Remeta, the Company’s Vice Chairman and Chief Administrative Officer, and Kenneth P. Carroll, the Company’s Senior Vice President-General Counsel, respectively (collectively, the “Employment Agreements”).

On August 25, 2006, the Compensation Committee, having discussed the provisions of the Employment Agreements at two previous meetings, recommended extending the term of each of the Employment Agreements by one year, that is, to September 3, 2011, with no change in the other contractual provisions. The extension of the term of the Employment Agreements was approved by the Board in executive session among the nonmanagement Directors later on August 25, 2006.

The amendments to the Employment Agreements discussed above were authorized by the Board in order to assure the continued availability of the services of Messrs. Benaroya, Remeta and Carroll.

On August 28, 2006, the Company entered into an Amendment to the Employment Agreement with Mr. Carroll extending its term by one year.

The Employment Agreement with Mr. Carroll and the amendment discussed above are exhibits to this Report.

(b) Incentive Compensation Plan Target Setting

The Incentive Compensation Plan of the Company provided the officers and a group of key executives of the Company and its subsidiaries with an opportunity to earn extra cash remuneration based on attainment of targets for improvements in the operating income (“P&L”) of the Company during the six-month period ended July 29, 2006 (the “season”) on a consolidated basis or of the business activity in which the participant is principally engaged.

Participants in the Incentive Compensation Plan included all five executive officers of the Company named in the Company’s 2005 Proxy Statement and also expected to be named in the Company’s 2006 Proxy Statement (the “Named Officers”) and all officers of the Company’s subsidiaries.

Each participant was previously assigned an individual participation percentage by the Company’s Board (with Directors who are employed by the Company abstaining from the vote), on the recommendation of the Compensation Committee. Among other things, the participation percentage was based on the participant’s responsibilities and past performance.

P&L targets for the Company on a consolidated basis and for certain discrete business activities were established early in the season. The targets were assigned percentages ranging from 20% for the lowest acceptable amount of operating P&L to 200% at and above the highest amount.

The above summary description of the Incentive Compensation Plan is qualified in its entirety by reference to the more complete description contained in the Summary Plan Description of the Incentive Compensation Program and the Incentive Plan Compensation Agreement, which are exhibits to this Report.

On August 18, 2006, the Compensation Committee reviewed the P&L for the season on a consolidated basis and recommended that incentive payments for the season be made on the basis of the Company’s consolidated operating income plus the amount of certain expenses that were either related to changes in the market price of the Company’s Common Stock or arose from activities outside the ordinary course of business. On August 25, 2006, the Board voted, with Messrs. Benaroya and Remeta abstaining, to authorize incentive payments on the basis of the pro forma consolidated operating income amount for the season recommended by the Compensation Committee. The resulting incentive compensation payments to the Named Officers, as a percentage of base salary for the season, will be:

Name	Percentage
Raphael Benaroya	52%
George R. Remeta	43%
Kenneth P. Carroll	34%
Paul McFarren	23%
Jon Grossman	19%

Management does not believe that the incentive compensation payment to any officer of a subsidiary will be material.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1*	Amendment dated as of August 25, 2006, to Employment Agreement, dated September 3, 2004, between the Corporation and Kenneth P. Carroll
The following additional exhibits are incorporated by reference herein:
No. in Filing	Description
10.4*

Employment Agreements with Messrs. Benaroya, Remeta and Carroll, respectively, are incorporated by reference to Exhibit Nos. 10.1, 10.2 and 10.3 to the Corporation’s Quarterly Report on Form 10-Q for the period ended July 31, 2004

10.5*

Summary Plan Description for Incentive Compensation Program for Executives is incorporated by reference to Exhibit No. 10.4 to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 3, 2001

10.6*	Incentive Compensation Plan Agreement form is incorporated by reference to Exhibit No. 10.1 to the Corporation’s Form 8-K filed on March 2, 2006

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*A compensatory plan for the benefit of the Corporation’s management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 31, 2006	UNITED RETAIL GROUP, INC.
(Registrant)

By: /s/GEORGE R. REMETA
George R. Remeta
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Amendment dated as of August 25, 2006, to Employment Agreement, dated September 3, 2004, between the Corporation and Kenneth P. Carroll
The following additional exhibits are incorporated by reference herein:
No. in Filing	Description
10.4*

Employment Agreements with Messrs. Benaroya, Remeta and Carroll, respectively, are incorporated by reference to Exhibit Nos. 10.1, 10.2 and 10.3 to the Corporation’s Quarterly Report on Form 10-Q for the period ended July 31, 2004

10.5*

Summary Plan Description for Incentive Compensation Program for Executives is incorporated by reference to Exhibit No. 10.4 to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 3, 2001

10.6*	Incentive Compensation Plan Agreement form is incorporated by reference to Exhibit No. 10.1 to the Corporation’s Form 8-K filed on March 2, 2006

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*A compensatory plan for the benefit of the Corporation’s management